UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2013

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 29, 2013, Carmike Cinemas, Inc. (the “Company”) held its annual meeting of stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the stockholders.

Proposal One: Votes regarding the election of eight directors to serve for the ensuing year or until their successors are duly elected and have qualified were as follows:

Name	For	Withheld	Broker Non-Votes
Mark R. Bell	12,773,649	349,284	1,581,402
Jeffrey W. Berkman	12,773,042	349,891	1,581,402
Sean T. Erwin	12,773,648	349,285	1,581,402
James A. Fleming	12,773,648	349,285	1,581,402
Alan J. Hirschfield	12,755,716	367,217	1,581,402
S. David Passman III	12,759,718	363,215	1,581,402
Roland C. Smith	12,756,416	366,517	1,581,402
Patricia A. Wilson	12,773,595	349,338	1,581,402

Proposal Two: Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2013 were as follows:

For	Against	Abstentions	Broker Non-Votes
14,440,356	208,360	55,619	N/A

Proposal Three: Votes on the advisory vote to approve executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
12,657,421	244,720	220,792	1,581,402

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 31, 2013	By:	/s/ Richard B. Hare
Richard B. Hare
Senior Vice President—Finance, Treasurer and Chief Financial Officer